UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2014

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(855) 848-3280 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 16, 2014, Sprint Corporation (the "Company") began implementation of a workforce reduction plan to reduce costs and better meet the changing dynamics of the marketplace. The plan is expected to include steps to, among other things, improve operational efficiencies and reduce costs, as a result of which the Company expects to incur material charges under generally accepted accounting principles. This reduction is expected to be largely completed by June 30, 2014 and will include management and non-management positions throughout the Company.

The Company expects to recognize a charge of approximately $165 million in the fourth quarter of 2013 for severance and related costs, however, additional material charges are expected in future periods associated with this plan. This estimated charge for the severance and related costs was determined based on an existing employee benefit severance plan and based on the information available as of the date of this Form 8-K. The majority of the above estimated charge is expected to result in cash expenditures by December 31, 2014.

The Company is currently unable, in good faith, to make a determination of an estimate of the total amount or range of future amounts for each major type of cost expected to be incurred in connection with the plan, an estimate of the total amount or range of future amounts expected to be incurred in connection with the plan, or an estimate of the total amount or range of future amounts of the charges that will result in future cash expenditures. The Company will file an amendment to this Current Report on Form 8-K after it makes a determination of such total estimates or total range of estimates.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated future charges and cash expenditures relating to the reduction in force. All of the charges in this Form 8-K are estimates and are subject to change. These forward-looking statements give the Company’s current expectations and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: separation costs that differ from original estimates because of the timing of employee terminations and the amounts of related charges. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K submitted to the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2014	Sprint Corporation
By: /s/ Stefan K. Schnopp Stefan K. Schnopp, Assistant Secretary